UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2013
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

American Exploration Corporation
407 2nd St. SW, Suite 700
Calgary, Alberta, Canada T2P2Y3
(Former name or former address, if changed since last report

(515) 669-1215
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective December 10, 2013American Exploration Corporation (now known as Spotlight Innovation Inc., see Item 5.03 below, hereinafter the “Company”) consummated the transactions contemplated by that certain merger agreement (the “Merger Agreement”) dated February 17, 2013 by and between the Company and Spotlight  Innovation LLC (hereinafter the “LLC”). All of the issued and outstanding membership interests of the LLC (the “Membership Interests”) will be converted into an aggregate of 7,500,000 fully paid and non-assessable shares of Company restricted common stock (the “Shares”) on a post Reverse Split (as defined in item 5.03 below) basis.

The issuance of the Shares was not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Additional responsive information can be found in the Company’s Definitive 14C filed with the Securities and Exchange Commission on October 29, 2013.

Item 3.02 Unregistered Sales of Equity Securities

Responsive information for this Item can be found in the disclosure contained above in Item 2.01.

Item 5.01 Changes in Control of Registrant

Responsive information for this Item can be found in the disclosure contained above in Item 2.01.

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective December 10, 2013 upon the consummation of the closing of the transactions contemplated in the Merger Agreement, Steven Harding and Brian Manko have resigned as officers and directors of the Company. Additional responsive information can be found in the Company’s Definitive 14C filed with the Securities and Exchange Commission on October 29, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 9, 2013, the Company amended its Amended Articles of Incorporation as follows: (i) amended Article 1 in order to change the name of the Company to Spotlight Innovation Inc., (ii) amended Article 3 in order to increase the number of shares of stock as follows: Four Billion (4,000,000,000), par value $0.001 per share, all of which will be designated “Common Stock,” and Five Million (5,000,000), par value $0.001 shares of preferred stock, 4,000,000 of which are designated as blank check preferred stock, 500,000 shares of Preferred Stock of the Company designated as “Series A Preferred Stock,” and 500,000 shares of Preferred Stock of the Company designated as “Series C Preferred Stock” both with the designations, rights and preferences as set forth on the Certificate of Designation of such Series attached hereto.

Each 500 shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the "Reverse Stock Split").  No scrip or fractional shares will be issued by reason of the Reverse Stock Split.  In lieu thereof, Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender of certificates representing such shares, to an additional share of common stock in lieu thereof.

Item 5.07 Submission of Matters to a Vote of Security Holders

On or about July 22, 2013, a majority of the outstanding shares (54%) approved the following actions via written consent: (i) the Merger Agreement; (ii) the appointment of Cristopher Grunewald as a member of the Board of Directors and as the President of the Company; (iii) an amendment to the articles of incorporation to change the name of the Company from "American Exploration Corporation" to "Spotlight Innovation Inc."; (iv) an amendment to the articles of incorporation to increase the total authorized capital from 2,100,000,000 shares of common stock, par value $0.001, to 4,000,000,000 shares of common stock, par value $0.001; (v) an amendment to the articles of incorporation to authorize 5,000,000 shares of preferred stock, including two new series of preferred stock, and blank check preferred stock and (vi) a reverse stock split of one for five hundred (1:500) of the shares of common stock of the Company.

The foregoing amendments to the Company’s Articles of Incorporation were effective December 9, 2013 and the merger was effective December 10, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
3.1	Certificate of Amendment to Articles of Incorporation, Including Certificate of Designation for Series A and Series C Preferred Stock.	x

3.2	Articles of Merger	x

4.1	Series A Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada.	x

99.1	Press Release dated December 12, 2013.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: December 12, 2013	By:	/s/ Cris Grunewald
	Name:	Cris Grunewald
	Title:	President